Exhibit 10.18

SB FINANCIAL GROUP, INC.
2017 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

(For)

In recognition of your services to SB Financial Group, Inc. (the “Company”) and its Subsidiaries, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has granted to you restricted common shares, without par value, of the Company (“Restricted Stock”), subject to the terms and conditions described in the SB Financial Group, Inc. 2017 Stock Incentive Plan (the “Plan”) and this Restricted Stock Award Agreement (this “Award Agreement”).

To ensure you fully understand the terms and conditions of your Restricted Stock, you should read the Plan and this Award Agreement carefully. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

You should return a signed copy of this Award Agreement to:

Keeta J. Diller

Senior Vice President and Corporate Secretary

SB Financial Group, Inc.

401 Clinton Street

Defiance, Ohio 43512

1. Summary of Your Restricted Stock

Grant Date:

Number of Shares of Restricted Stock:

2. Transfer Restrictions and Restriction Periods

(a) Transfer Restrictions: Until the Restriction Periods (as described below) lapse, your Restricted Stock will be subject to a risk of forfeiture and the Company will hold it in escrow. Except as described below, you may not sell, transfer, pledge, assign, alienate or hypothecate your shares of Restricted Stock. After the Restriction Periods lapse, your Restricted Stock will be distributed to you or forfeited, depending on whether or not you satisfy the terms and conditions described in this Award Agreement.

(b) Restriction Periods:

(i) Subject to the provisions of the Plan and this Award Agreement (including Section 3), the restrictions on your Restricted Stock will lapse and the Restricted Stock will become fully vested with respect to:

    (A)

(ii) Notwithstanding the foregoing and unless otherwise specified in a separate change in control agreement (or similar written agreement) between you and the Company, the Restriction Periods will lapse and the Restricted Stock will become fully vested if an Applicable Event occurs.

3. Effect of Retirement or Other Termination on Restricted Stock

(a) Retirement: If you voluntarily terminate your service as an Employee and, if applicable, a Director after (i) attaining the age of 62 and (ii) completing five years of service to the Company or any Subsidiary, the Restriction Periods will lapse and the Restricted Stock will become fully vested on the date of your termination.

(b) Death or Disability: If your service as an Employee and, if applicable, a Director of the Company terminates due to your death or Disability, the Restriction Periods will lapse and the Restricted Stock will become fully vested on the date of your termination.

(c) Termination for Any Other Reason: Except as provided in Section 2(b)(ii), if your service as an Employee and, if applicable, a Director of the Company terminates for any reason other than death, Disability or Retirement, any unvested shares of Restricted Stock will be forfeited on the date of your termination.

4. Settling Your Restricted Stock

Your Restricted Stock will be released from escrow and distributed to you as soon as practicable after all terms, restrictions and conditions described in the Plan and this Award Agreement have been satisfied. Any fractional share of Restricted Stock will be forfeited.

5. Other Rules Affecting Your Restricted Stock

(a) Rights During the Restriction Period: During the Restriction Periods (and even though the shares of Restricted Stock are held in escrow until they are settled), you (i) may exercise full voting rights associated with the shares of Restricted Stock and (ii) will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued under this Award Agreement.

(b) Beneficiary Designation: You may name a beneficiary or beneficiaries to receive Restricted Stock that has vested but has not been settled at the time of your death by completing and filing with the Committee a written beneficiary designation on a form prescribed by the Committee. If you have not completed a beneficiary designation form or if you wish to change your beneficiary, you may complete the beneficiary designation form attached to this Award Agreement as Exhibit A. You do not need to designate a beneficiary now and no designation is required to be completed as a condition of receiving your Restricted Stock. Upon your death, the Company will deliver any shares underlying your Restricted Stock to your beneficiary upon receipt by the Company of proof of identity and the existence of a validly designated beneficiary at the time of your death. However, if you die without designating a beneficiary or if you do not complete the form correctly, the Company will deliver any shares underlying your Restricted Stock to the executor or administrator of your estate, or if no such executor or administrator has been appointed to the knowledge of the Company, the Company may, in its sole discretion, deliver such Stock to your spouse or to any one or more of your dependents as the Company may designate.

(c) Tax Withholding: The Company will have the right and is hereby authorized to deduct or withhold an amount sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to your Restricted Stock. At the sole discretion of the Committee, you may be permitted to satisfy the foregoing withholding liability by paying to the Company the withholding amount in cash, through the delivery or attestation of shares of Stock you have owned for at least the previous six months (or such other period acceptable under generally accepted accounting principles) with a Fair Market Value equal to the statutory minimum withholding liability or by having the Company withhold shares of Stock that would otherwise be issued to you when your Restricted Stock is settled with a Fair Market Value equal to the statutory minimum withholding liability.

(d) Transferring Your Restricted Stock: During the Restriction Periods, your Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. However, as described in Section 5(b), you may designate a beneficiary who may receive any Restricted Stock that is settled after your death. Also, with the Committee’s consent, you may be allowed to transfer your Restricted Stock to an immediate family member, a partnership consisting solely of immediate family members or trusts for the benefit of immediate family members. Contact us at the address given on the first page of this Award Agreement if you are interested in transferring your Restricted Stock to such a transferee.

(e) Adjustments to Your Restricted Stock: If there is a Stock dividend, Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting the Stock, the Committee will appropriately adjust the number of shares of Restricted Stock and any other factors, limits or terms affecting your Restricted Stock. Notwithstanding the foregoing, an adjustment will be made only to the extent such adjustment complies with Section 409A of the Code, to the extent applicable.

(f) Restrictions on Transfer of Stock: Shares of Stock tendered under this Award Agreement may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange, market or other quotation system on or through which the Company’s securities are then traded, or any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under this Award Agreement to make appropriate reference to any restrictions.

(g) Tenure: Nothing in the Plan or this Award Agreement shall confer upon you the right to continue as an Employee or Director, as applicable, of the Company or any Subsidiary.

(h) Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

(i) Amendment of Award Agreement: This Award Agreement may be amended by a written agreement signed by both parties to this Award Agreement; provided, however, that the Company may amend this Award Agreement to the extent necessary to comply with applicable law without your consent or any additional consideration, even if those amendments eliminate, restrict or reduce your rights under this Award Agreement.

(j) Other Terms and Conditions: Your Restricted Stock is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. You should read the Plan carefully to ensure you fully understand all the terms and conditions of your Restricted Stock. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement shall be binding on you.

(k) Other Agreements: Your Restricted Stock will be subject to the terms of any other written agreements between you and the Company to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.

(l) Signature in Counterparts: This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

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Your Acknowledgement

By signing below as the “Participant,” you acknowledge and agree that:

●	A copy of the Plan has been made available to you; and
●	You understand and accept the terms and conditions placed on your Restricted Stock.

PARTICIPANT	SB FINANCIAL GROUP, INC.

Print Name:	Print Name:
Title:

Date:	Date:

EXHIBIT A

SB FINANCIAL GROUP, INC.

2017 STOCK INCENTIVE PLAN

BENEFICIARY DESIGNATION FORM

Primary Beneficiary Designation. I designate the following person(s) as my primary beneficiary or beneficiaries, in the proportion specified, to receive or to exercise any vested Awards under the SB Financial Group, Inc. 2017 Stock Incentive Plan (the “Plan”) that are unpaid or unexercised at my death:

% to
		(Name)	(Relationship)
Address:

% to
		(Name)	(Relationship)
Address:

% to
		(Name)	(Relationship)
Address:

% to
		(Name)	(Relationship)
Address:

Note: You are not required to name more than one primary beneficiary but, if you do, the sum of these percentages may not be greater than 100 percent.

Contingent Beneficiary Designation. If one or more of my primary beneficiaries dies before I die, I direct that any vested Awards under the Plan that are unpaid or unexercised at my death and that might otherwise have been paid to that beneficiary be:

Allocated to my other named primary beneficiaries in proportion to the allocation given above
(ignoring the interest allocated to the deceased primary beneficiary); or

Allocated, in the proportion specified, among the following contingent beneficiaries:

% to
		(Name)	(Relationship)
Address:

% to
		(Name)	(Relationship)
Address:

% to
		(Name)	(Relationship)
Address:

% to
		(Name)	(Relationship)
Address:

Note: You are not required to name more than one contingent beneficiary but, if you do, the sum of these percentages may not be greater than 100 percent.

(Signature)	(Date)

(Print Name)

Please return an executed copy of this form to the following: Keeta J. Diller, Senior Vice President and Corporate Secretary, SB Financial Group, Inc., 401 Clinton Street, Defiance, Ohio 43512.